EX 99.28(h)(1)(iii)

Amendment to Administration Agreement between
Jackson Variable Series Trust and Jackson National Asset Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company (the “Administrator”), and Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”).

Whereas, the Administrator and the Trust entered into an Agreement effective April 27, 2015 (the “Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of the Trust (each a “Fund”).

Whereas, the parties have agreed to amend the fee schedule, included as Schedule B, effective October 1, 2015.

Now Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Administrator and the Trust have caused this Amendment to be executed as of October 1, 2015.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Diana R. Gonzalez	By:	/s/ Mark D. Nerud
Name:	Diana R. Gonzalez	Name:	Mark D. Nerud
Title:	Assistant Vice President	Title:	President and CEO

Schedule B
Dated: October 1, 2015

Funds	Assets	Administrative Fee (Annual Rate Based on Daily Net Assets of each Fund)
JNAM Guidance – Interest Rate Opportunities Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Conservative Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Moderate Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Growth Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Moderate Growth Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Maximum Growth Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Alt 100 Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Equity 100 Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Fixed Income 100 Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNAM Guidance – Real Assets Fund	$0 to $3 billion Over $3 billion	.05% .045%
JNL Tactical ETF Conservative Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL Tactical ETF Moderate Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL Tactical ETF Growth Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/American Funds® Global Growth Fund	$0 to $3 billion Over $3 billion	.10% .09%
JNL/American Funds® Growth Fund	$0 to $3 billion Over $3 billion	.10% .09%
JNL/AQR Risk Parity Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/BlackRock Global Long Short Credit Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/DFA U.S. Micro Cap Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/DoubleLine® Total Return Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/Epoch Global Shareholder Yield Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/FAMCO Flex Core Covered Call Fund	$0 to $3 billion Over $3 billion	.15% .13%

B-1

Funds	Assets	Administrative Fee (Annual Rate Based on Daily Net Assets of each Fund)
JNL/Lazard International Strategic Equity Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/Mellon Capital Frontier Markets 100 Index Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/Neuberger Berman Currency Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/Nicholas Convertible Arbitrage Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/PIMCO Credit Income Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/PPM America Long Short Credit Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/T. Rowe Price Capital Appreciation Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/The Boston Company Equity Income Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/The London Company Focused U.S. Equity Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/Van Eck International Gold Fund	$0 to $3 billion Over $3 billion	.15% .13%
JNL/WCM Focused International Equity Fund	$0 to $3 billion Over $3 billion	.15% .13%

B-2